EXHIBIT 99.(2)(a)(x)
ARTICLES OF AMENDMENT AND RESTATEMENT


                       BOULDER GROWTH & INCOME FUND, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

          FIRST: Boulder Growth & Income Fund, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

          SECOND: The following provisions are all the provisions of the charter (the "Charter") currently in effect and as hereinafter amended:

                                   ARTICLE I

                                      NAME

               The name of the corporation (the "Corporation") is:

               Boulder Growth & Income Fund, Inc.

                                   ARTICLE II

                                     PURPOSE

          The purposes for which the Corporation is formed are:

          (1) To purchase or otherwise acquire, invest and reinvest in, own, hold, sell or otherwise dispose of securities of every kind and nature, including without limitation, stocks, warrants and rights exercisable for stock, bonds, debentures, obligations or evidences of indebtedness, bank acceptances and commercial paper.

          (2) To exercise any and all rights, powers or privileges of individual ownership or interest in respect of securities owned by it or in which it has any interest.

          (3) To engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law (the "MGCL") or other applicable corporation law or laws as in effect, from time to time, in the State of Maryland, and in general, to do any or all such other things in connection with the objects and purposes of the Corporation hereinbefore set forth, as are, in the opinion of the Board of Directors of the Corporation, necessary, incidental, relative or conducive to the attainment of such objects and purposes; and to do such acts and things, and to exercise any and all such powers to the same extent as a natural person might or could lawfully do to the full extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to the Corporation.

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          (4) The foregoing  objects and purposes  shall,  except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation (the "Charter") or any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes.

          (5) Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law.


                                   ARTICLE III

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

                  The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated whose post address is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.


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                                   ARTICLE IV

             AUTHORIZED STOCK AND PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

          Section 4.1 The total number of shares of stock that the Corporation shall have authority to issue is 250,000,000 shares of Common Stock, par value $.01 per share. The aggregate par value of all shares of all classes of stock of the Corporation is $2,500,000. The Board of Directors, with the approval of a majority of the entire Board, and without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue. The Board of Directors of the Corporation is also authorized to classify or to reclassify from time to time any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of the stock.

          Section 4.2 The Secretary of the Corporation shall call a special meeting of the stockholders on the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.

          Section 4.3 The Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by either (a) the affirmative vote of a majority of all the votes cast at a stockholders meeting at which a quorum is present; or (b) the Board of Directors; provided, however, that the Board of Directors may not (i) amend or repeal a Bylaw that allocates solely to stockholders the power to amend or repeal such Bylaw, or (ii) amend or repeal Bylaws or make new bylaws that conflict with or otherwise alter in any material respect the effect of Bylaws previously adopted by the stockholders.

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          Section  4.4 The  following  provisions  are  hereby  adopted  for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

          (i) The Board of Directors shall have the general management and control of the business and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by law or by the Charter or by the Bylaws of the Corporation (the "Bylaws") conferred upon or reserved to the stockholders.

          (ii) The Corporation may in its Bylaws confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

          (iii) No holder of shares of stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized.

          (iv) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Charter.

          (v) The stockholders and directors may hold their meetings and have an office or offices outside the State of Maryland, and the books of the Corporation may be kept (subject to any provision contained in any applicable statute) outside the State of Maryland at such place or places as may be from time to time designated by the Board of Directors.

          Section 4.5 Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and propriety thereof, as to the time of or purposes for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Corporation, as to the market value of any security or fair value of any other asset of the Corporation, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate securities in orderly fashion, as to the extent to which it is practicable to deliver a cross-section of the portfolio of the Corporation in payment for such shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of securities or shares of the Corporation, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all such determinations shall be binding as aforesaid.


                                   ARTICLE V

                                   DIRECTORS

          Section 5.1 The number of directors of the Corporation shall be five, which number may be decreased by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL. The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are:

          Alfred G. Aldridge, Jr.

          Richard I. Barr

          Joel W. Looney

          Stephen C. Miller

          Section 5.2 The directors shall be elected at each annual meeting of the stockholders commencing in 2004, except as necessary to fill any vacancies, and each director elected shall hold office until his or her successor is duly elected and qualifies, or until his or her earlier resignation, death, or removal.

          Section 5.3 A plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director.


                                   ARTICLE VI

                              EXTRAORDINARY ACTIONS

          Section 6.1 Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise specifically provided in the Charter.

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          Section 6.2 (a) In this Section, " Business Combination" means:

          (1) a merger or consolidation of the Corporation with or into any person other than an investment company in a family of investment companies having the same investment adviser or administrator as the Corporation;

          (2) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any other person of any assets of the Corporation except (x) for the payment of dividends or other distributions, (y) for portfolio transactions of the Corporation effected in the ordinary course of the Corporation's business, including permitted borrowings, or (z) in connection with a reorganization of the Corporation with another investment company in a family of investment companies having the same investment adviser or administrator as the Corporation; or

          (3) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any shares of the corporation to any other person in exchange for cash, securities or other property of the Corporation (or a combination thereof), but excluding (v) sales of any shares of the Corporation in connection with a public offering thereof or, for shares of preferred stock or debt securities of the Corporation, a private placement thereof, (w) issuance of any securities of the Corporation upon the exercise of any stock subscription right issued by the Corporation, (x) with respect to the Corporation's dividend reinvestment
     and/or  cash  purchase  plan,   (y)  in  connection   with  a  dividend  or
     distribution  made pro rata to all holders of stock of the same  class,  or
     (z) a transaction within the scope permitted under (a)(1) or (2) above.

          (b) In addition to the approval by the Board of Directors required by applicable law, the Charter or the Bylaws of the Corporation, the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter shall be required to approve:

               (1) a Business Combination;

               (2) a voluntary liquidation or dissolution of the Corporation;

               (3) a stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets;

               (4) an amendment to the Charter to convert the Corporation from a closed-end investment company to an open-end investment company or unit investment trust (as such terms are defined by the Investment Company Act of 1940, as amended), whether by merger or otherwise;

               (5) a self tender for, or acquisition by the Corporation of, more than 25% of the Corporation's outstanding shares of stock, in the aggregate, during any twelve-month period.

          (c) This Section may not be amended, altered or repealed without the affirmative vote of the holders of at least two-thirds of all the votes entitled to be cast on the matter.

          Section 6.3 The Corporation is prohibited from electing to be subject to any provision of Title 3, Subtitle 8 of the MGCL, as amended from time to time, or any successor to such provisions.


                                  ARTICLE VII

                   LIMITATIONS ON LIABILITY; INDEMNIFICATION

          Section 7.1 To the fullest extent that limitations on the liability of directors and officers are permitted by the MGCL, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          Section 7.2 The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the MGCL. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by by-law, resolution or agreement make further provisions for indemnification of directors, officer, employees and agents to the fullest extent permitted by the MGCL.

          Section 7.3 No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          References to the MGCL in this Article are to the law as from time to time amended. No further amendment to the Charter shall affect any right of any person under this Article VII based on any event, omission or proceeding prior to such amendment

                                  ARTICLE VIII

                                   AMENDMENTS

          The Corporation reserves the right to make, from time to time, any amendment to its Charter now or hereafter authorized by law (including any amendment that alters the contract rights, as expressly set forth in the Charter, of any class of outstanding stock) and all rights at any time conferred upon the stockholders of the Corporation by the Charter are granted subject to the provisions of this Article VIII. Except as otherwise provided in the Charter, any of the provisions of the Charter may be amended, altered or repealed upon the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders.

                                   ARTICLE IX
                            DURATION OF CORPORATION

              The duration of the Corporation shall be perpetual.

          THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

          FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

          SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

          SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 18th day of May, 2004.

ATTEST:                                 BOULDER GROWTH & INCOME
                                        FUND, INC.


/s/ Nicole L. Murphey                   By:/s/ Stephen C. Miller         (SEAL)
Nicole Murphey                             Stephen C. Miller
Asst. Secretary                            President